Exhibit 10.1

MANAGEMENT AGREEMENT

THIS AGREEMENT entered into this the 30th day of April 2007, by and between ORTHOSUPPLY MANAGEMENT, INC., located at 237 Cedar Hill Street Marlboro MA 01752, (hereinafter “ORTHOSUPPLY MANAGEMENT”) and DEUTSCHE MEDICAL SERVICES, INC. (hereinafter “COMPANY”).

WHEREAS, ORTHOSUPPLY pays COMPANY in exchange for the assignment of Claims (as defined below) pursuant to the terms and conditions set forth herein.

WHEREAS, COMPANY desires to assign Workers Compensation Prescription Claims (“Claims”) to ORTHOSUPPLY MANAGEMENT and ORTHOSUPPLY MANAGEMENT desires to accept assignment of Claims from COMPANY, on the terms and conditions set forth herein,.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legal bound, agree as follows:

1. Assignment of Claims. COMPANY hereby agrees to assign Claims to ORTHOSUPPLY MANAGEMENT and ORTHOSUPPLY MANAGEMENT agrees to accept such assignment of Claims from COMPANY, on the terms and conditions set forth herein, COMPANY warrants to ORTHOSUPPLY MANAGEMENT that all Claims assigned to ORTHOSUPPLY MANAGEMENT under this Agreement are assignable by COMPANY prior to assignment, and that prior to assignment all such Claims shall not have been assigned, transferred, hypothecated or encumbered in whole or in part to any other person or entity. COMPANY warrants to ORTHOSUPPLY MANAGEMENT that COMPANY has not and, during the term of this Agreement, will not, without the prior written consent of ORTHOSUPPLY MANAGEMENT, enter into any agreement that reduces the value of the Claims assigned under this Agreement, or in any way purports to assign such Claims to any other person or entity.

2. Submission of Claim. COMPANY shall enter Claims into ORTHOSUPPLY’s management system for acceptance of an assignment to ORTHOSUPPLY MANAGEMENT. ORTHOSUPPLY MANAGEMENT shall notify COMPANY within seven (7) days of receipt of any submitted Claim that does not have sufficient information to process such Claim and shall indicate what additional information is required to process such Claim (each such Claim, a “Non-Compliant Claim”). Upon receipt of any notification of a Non-Compliant Claim from ORTHOSUPPLY MANAGEMENT, COMPANY shall review the Non-Compliant Claim and shall re-submit the Non-Compliant Claim with the information requested by ORTHOSUPPLY MANAGEMENT in such notification. In the event any Claim is denied by the applicable government authorities for any reason ORTHOSUPPLY MANAGEMENT will return such Claim to COMPANY and ownership of such Claim shall thereafter transfer to COMPANY automatically without any other action by ORTHOSUPPLY MANAGEMENT’ or COMPANY, and COMPANY shall immediately pay to ORTHOSUPPLY MANAGEMENT any amount previously paid hereunder by ORTHOSUPPLY MANAGEMENT to COMPANY with respect to such Claim.

3. Acceptance of Claim. Assignment of a submitted Claim is effective upon ORTHOSUPPLY MANAGEMENT’s acceptance of the Claim, made in writing to COMPANY. Upon such acceptance of a Claim by ORTHOSUPPLY MANAGEMENT, COMPANY assigns all of its rights, title and interest in and to the Claim including, without limitation, rights to bill and receive payment for the Claim from insurance carriers or self-insured parties. COMPANY warrants to ORTHOSUPPLY MANAGEMENT that such assignment is not in violation of any state or federal statute or regulation. Furthermore, COMPANY agrees that this Agreement shall supersede any contract or agreement COMPANY may have entered into with another person or entity with respect to any and all assigned Claims.

4. Right to Assignment. Upon the assignment of a Claim to ORTHOSUPPLY MANAGEMENT, COMPANY hereby assigns to ORTHOSUPPLY MANAGEMENT any and all subsequent Claims arising from the same injury to COMPANY’s patient as the Claim being assigned. COMPANY understands that once ORTHOSUPPLY is notified by a payer that it will not receive monies for a particular claimant in litigation (denied claims), ORTHOSUPPLY will assign such denied claims to COMPANY pursuant to an assignment agreement in form satisfactory to ORTHOSUPPLY, and the ownership of said denied claims will revert back to COMPANY.

5. Reversals. COMPANY may reverse a Claim prior to such Claim being submitted to the applicable government authorities by ORTHOSUPPLY MANAGEMENT. Ownership of any such Claim shall thereafter transfer to COMPANY automatically without any other action by ORTHOSUPPLY MANAGEMENT’ or COMPANY, and COMPANY shall immediately pay to ORTHOSUPPLY MANAGEMENT any amount previously paid hereunder by ORTHOSUPPLY MANAGEMENT to COMPANY with respect to such Claim.

6. Payment. For each Claim assigned to ORTHOSUPPLY MANAGEMENT under this Agreement, ORTHOSUPPLY MANAGEMENT will pay COMPANY’s designee set forth in Exhibit A a monetary sum, in the amount and at such time as set forth in Exhibit A, provided that any such amount shall not at any time exceed the amount set forth from time to time in the applicable state fee schedule for a dispensed medication issued in connection with an applicable Prescription. In the event any Claim is ruled or otherwise determined by any government authority a non-workers compensation case and, in connection therewith, ORTHOSUPPLY MANAGEMENT does not receive payment for such Claim, ORTHOSUPPLY MANAGEMENT shall have no obligation hereunder to pay COMPANY any amount with respect to such Claim and shall have the right to deduct any payments made by ORTHOSUPPLY MANAGEMENT with respect to such Claim from any amounts due COMPANY hereunder with respect to other Claims. COMPANY acknowledges that the rates set forth in Exhibit A are based upon the current fee schedule of or standard practices in each state in which COMPANY is currently located or operating and upon the number of individual locations owned or operated by COMPANY in each such state. COMPANY agrees that upon 1) any material change in the fee schedule in any state in which COMPANY is located or operating, 2) any material change in the number of locations owned or operated by COMPANY in any state, or 3) addition of locations in any state in which COMPANY is not currently operating, ORTHOSUPPLY MANAGEMENT shall have the right to adjust the pricing set forth in Exhibit A. For Claims with differences of billed amount against collected amount and all Claims outstanding at sixty days after billed date,

ORTHOSUPPLY MANAGEMENT will have full–recourse against COMPANY and will have the right to deduct any payments, at anytime made by ORTHOSUPPLY MANAGEMENT with respect to such Claims from any amounts due COMPANY hereunder with respect to other Claims.

7. Eligibility. ORTHOSUPPLY MANAGEMENT may, at its sole discretion, refuse assignment of any and / or all Claims associated with a payer group that refuses to pay based on the applicable state fee schedule or the usual and customary fees associated with said state.

8. Term of Agreement. This Agreement shall remain in full force and effect for a term of thirty six (36) months from the date of this Agreement and shall automatically be renewed from year to year thereafter unless either party gives the other written notification of its intention not to renew at least ninety (90) days prior to the expiration of the then current term; provided however, this Agreement may be terminated at any time by the non-breaching party upon any material breach of this Agreement by the other party. In the event of a termination notice by either party, on that same day all payment terms become sixty days for all prior and current transactions. However, the warranties made by COMPANY hereunder and Paragraphs 4 and 10 shall continue in full force and effect after termination of this Agreement.

9. Warranty. COMPANY warrants to ORTHOSUPPLY MANAGEMENT that each Prescription entered into ORTHOSUPPLY’s management system was dispensed pursuant to (a) presentation of a valid written prescription signed by a properly licensed physician. Furthermore, COMPANY warrants to ORTHOSUPPLY MANAGEMENT that such Prescription was dispensed in accordance with and compliance with all applicable federal, state and local laws and regulations.

10. Non-Liability and Indemnification. ORTHOSUPPLY MANAGEMENT shall not be liable for any claim, injury, demand or judgment based on tort or other grounds (including warranty of merchantability) arising out of the sale, compounding, and dispensing of any Prescription. COMPANY agrees to defend, indemnify, and hold ORTHOSUPPLY MANAGEMENT harmless from and against any and all such claims, injuries, demands and judgments, including, without limitation, payment of all costs and reasonable attorneys’ fees.

11. Advertising and Promotional Control. Any use of a party’s trade name or other intellectual property must be approved by the party holding such trademark or other intellectual property prior to use. Nothing herein shall be deemed to grant to either party any right, title or interest in or to the other party’s trade name or intellectual property.

12. Entire Agreement. This Agreement, together with accompanying Exhibit, constitutes the entire agreement between the parties and supersedes all prior negotiations and agreements (whether oral or written) and shall not be altered or amended except by mutual written consent by ORTHOSUPPLY MANAGEMENT and COMPANY.

13. Non-Assignment. This Agreement shall not be assigned by either party without the other party’s prior written consent, and any assignment without consent shall be void and of no force or effect.

14. Successors. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors.

15. Notices. All notices required or provided for under this Agreement shall be in writing, sent by certified or registered mail (postage prepaid, return receipt requested) or overnight delivery service by nationally recognized courier service which requires a receipt (such as Federal Express), shall be addressed to the receiving party’s address first listed above, and shall be effective upon receipt.

16. No Partnership. Neither party is or shall be construed or held to be a partner, joint venturer, or associate of the other in the conduct of its business.

17. Severability. If any provision of this Agreement is found to be invalid or unenforceable, that provision shall be deemed modified to the extent necessary to make it valid and enforceable, of if it cannot be so modified, then severed and the remaining provisions shall remain in full force and effect.

18. Strict Enforcement. Failure by either party to strictly enforce any provision of this Agreement shall not operate or be construed as a waiver of that provision nor as a modification of this Agreement. No waiver by either party of a breach or violation of any provision of this Agreement shall operate or be construed as a waiver of any subsequent breach or violation thereof and shall not be construed to be a modification of this Agreement.

19. Remedies. All of the rights and remedies granted hereunder will be cumulative and are not in the alternative.

20. Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of laws thereof.

1. Negotiation of Parties. The parties agree that this Agreement was reached through negotiation by the parties, and that no presumption shall attach to the party drafting this Agreement regarding the construction, operation or interpretation of this Agreement.

2. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Factoring Claims Assignment Agreement as of the day and year first above written.

ORTHOSUPPLY MANAGEMENT, INC.

By:	/s/ Brian D. Lesperance
Brian D. Lesperance
President/CEO

DEUTSCHE MEDICAL

By:	/s/ Tom Van Auken
Tom Van Auken
President/CEO

Exhibit A—Payments

[*** Confidential Treatment Requested by Medical Solutions Management Inc. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Act of 1934, as amended ***].